Exhibit 10.12

550, 333 – 11 Ave SW

Calgary, AB T2R 1L9

P. +1.403.237.7102

F. +1.403.237.7103

May 10, 2011

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Re:

Conditional Offer (the “Conditional Offer”) dated February 8, 2011 between Valeura Energy Inc., TransAtlantic Petroleum Ltd. and TransAtlantic Worldwide Ltd., as amended pursuant to letter amending agreements dated March 18, 2011, April 2, 2011, April 15, 2011, April 23, 2011 and April 29, 2011

This letter agreement will confirm the parties agreement to amend clause 5(a) and clause 11 of the Conditional Offer by deleting the references therein to “May 11, 2011” and replacing same with “May 20, 2011”.

Yours truly,

VALEURA ENERGY INC.

per: /s/ James D. McFarland

James D. McFarland President and CEO

Accepted and agreed to this 10th day of May, 2011.

TRANSATLANTIC PETROLEUM LTD.	TRANSATLANTIC WORLDWIDE LTD.

per: /s/ Matthew McCann	per: /s/ Matthew McCann

Director	CEO